Exhibit 10.10

SECOND AMENDMENT TO PROMISSORY NOTE

This Second Amendment to Promissory Note dated the 13th day of February 2026 (the “Second Amendment”) amends that certain original Promissory Note, dated as May 13, 2025 (the “Note”), by and among ARC Group Acquisition I Corp (who changed its name from D. Boral ARC Acquisition II Corp.) incorporated in the British Virgin Islands (the “Maker”), and MFH 2, LLC (the “Payee”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Note.

RECITALS

WHEREAS, the Note was amended by that certain First Amendment to Promissory Note, dated as of November 28, 2025 and as further amended, restated, supplemented or otherwise modified from time to time, the “First Amendment”); and

WHEREAS, the Maker and the Payee desire to enter into this Second Amendment pursuant to the terms of the original Note, as set forth below; and

WHEREAS, the original Note provided for a due date of the earlier of: (i) December 31, 2025, or (ii) the date on which Maker consummates an initial public offering of its securities, and permitted the Maker to make a drawdown request until the earlier of: (i) December 31, 2025, or (ii) the date on which Maker consummates an initial public offering of its securities; and

WHEREAS, the First Amendment extended the due date of the payments due under the Note to the earlier of: (i) December 31, 2026, or (ii) the date on which Maker consummates an initial public offering of its securities, and permitted the Maker to make a drawdown request until the earlier of: (i) December 31, 2026, or (ii) the date on which Maker consummates an initial public offering of its securities; and

WHEREAS, any amendment to the Note may be made with, and only with, the written consent of the Maker and the Payee.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Note. The following sections of the Note are hereby amended and restated in its entirety to read as follows:

1.1	Section 1 of the Note:

“ Principal. The principal balance of this Note shall be payable by the Maker on the earlier of: (i) June 30, 2027 or (ii) the date on which Maker consummates an initial public offering of its securities. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.”

1.2	Section 3 of the Note:

“Drawdown Requests. Maker and Payee agree that Maker may request up to Five Hundred Thousand Dollars ($500,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time prior to the earlier of: (i) June 30, 2027 or (ii) the date on which Maker consummates an initial public offering of its securities, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Five Hundred Thousand Dollars ($500,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.”

2. No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

3. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

MAKER:

ARC GROUP ACQUISITION I CORP

By:	/s/ Datuk Dr. Doris Wong Sing Ee
Name:	Datuk Dr. Doris Wong Sing Ee
Title:	Chief Executive Officer

Acknowledged by:

MFH 2, LLC

By:	/s/ Datuk Dr. Doris Wong Sing Ee
Name:	Datuk Dr. Doris Wong Sing Ee
Title:	Manager